              COMMODITY FUTURES CUSTOMER AGREEMENT
                             BETWEEN
          DEAN WITTER DIVERSIFIED FUTURES FUND II L.P.
                               AND
                MORGAN STANLEY & CO. INCORPORATED


      This Commodity Futures Customer Agreement ("Agreement"), dated as of May 1, 2000 between Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Dean Witter Diversified Futures Fund II L.P. ("Customer"), and acknowledged and agreed to Dean Witter Reynolds Inc., the non-clearing commodity broker for the Customer ("DWR"), shall govern the purchase and sale by Morgan Stanley of commodity futures contracts and options thereon (collectively, "Contracts") for the account and risk of Customer through one or more accounts carried by Morgan Stanley on behalf and in the name of Customer (collectively, the "Account").

    1. Applicable Law. The Account and all transactions and agreements in respect of the Account shall be subject to all applicable Federal, state, exchange, clearing house and self-regulatory agency rules, regulations and interpretations and custom and usage of the trade. All such rules, regulations, interpretations, custom and usage are hereinafter collectively referred to as "Applicable Law."

    2. Customer's Representations and Warranties. Customer represents and warrants that (a) Customer has full right, power and authority to enter into this Agreement, and the person executing this Agreement on behalf of Customer is authorized to do so; (b) this Agreement is binding on Customer and enforceable against Customer in accordance with its terms; (c) Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through Morgan Stanley; (d) transactions entered into pursuant to this Agreement will not violate any applicable law (including any Applicable
Law) to which Customer is subject or any agreement to which Customer is subject or a party; and (e) all information provided by Customer in the Account Application preceding this Agreement (which Application and the information contained therein hereby is incorporated into this Agreement) is true and correct and Customer shall immediately (and in no event later than within one business day) notify Morgan Stanley of any change in such information.

     3.   Payment and Interest Obligations.

           (a) Compensation Payments to Morgan Stanley. Customer shall pay Morgan Stanley upon demand (a) all floor brokerage charges, give-up fees, contract market, clearing house, National Futures Association ("NFA") or clearing member fees or charges; (b) any tax imposed on such transactions by any competent taxing authority; (c) the amount of any trading losses in the Account; (d) any debit balance or deficiency in the Account; and (e) any other amounts owed by Customer to Morgan Stanley with respect to the Account or any transactions therein. DWR shall pay Morgan Stanley such charges with respect to the execution and clearing of trades for Customer as DWR and Morgan Stanley shall agree from time to time.

         (b)  Payment of Interest.   The Customer's assets deposited with
Morgan  Stanley will be segregated or secured in accordance  with the  Commodity  Exchange  Act and regulations  of  the  Commodity
Futures  Trading  Commission ("CFTC") and  will  be  invested  in accord with Morgan Stanley's customary practice for investment of its  futures  customer funds.  All of Customer's  funds  will  be available  for margin for the Customer's trading. Morgan  Stanley shall  pay to DWR at each month-end interest on Customer's  funds in  its possession as agreed between Morgan Stanley and DWR  from time  to time.  The Customer understands that it will not receive any  interest  income on its assets held by Morgan Stanley  other than  that  paid by DWR pursuant to the Customer's  DWR  Customer
Agreement.   DWR shall pay Morgan Stanley interest on  any  debit
balances in the Account at such rates as Morgan Stanley and DWR shall agree from time to time.

         (c) Netting. The parties agree that all payment obligations of Customer to Morgan Stanley under this Agreement and all payment obligations of Morgan Stanley to Customer under this Agreement will be netted against each other to result in one net payment amount.

    4.  Customer's Events Of Default; Morgan Stanley's Remedies.

          (a) Events of Default. As used herein, each of the following shall be deemed an "Event of Default": (i) the commencement of a case under any Federal or state bankruptcy, insolvency or reorganization law, or the filing of a petition for the appointment of a receiver by or against Customer, an assignment made by Customer for the benefit of creditors, an admission in writing by Customer that it is insolvent or is unable to pay its debts when they mature, or the suspension by the Customer of its usual business or any material portion thereof; (ii) the issuance of any warrant or order of attachment against the Account or the levy of a judgment against the Account; (iii) if Customer is an employee benefit plan, the termination of Customer or the filing by Customer of a notice of intent to terminate with a governmental agency or body, or the receipt of a notice of intent to terminate Customer from a governmental agency or body, or the inability of Customer to pay benefits under the relevant employment benefit plan when due;
(iv) the failure by Customer to deposit or maintain margins, to pay required premiums, or to make payments required by Section 3 hereof; (v) the failure by Customer to perform, in any material respect, its obligations hereunder.

         (b) Remedies. Upon the occurrence of an Event of Default or in the event Morgan Stanley, in its sole and absolute discretion, considers it necessary for its protection, Morgan Stanley shall have the right, in addition to any other remedy available to Morgan Stanley at law or in equity, and in addition to any other action Morgan Stanley may deem appropriate under the circumstances, to liquidate any or all open Contracts held in or for the Account, sell any or all of the securities or other property of Customer held by Morgan Stanley and to apply the proceeds thereof to any amounts owed by Customer to Morgan Stanley, borrow or buy any options, securities, Contracts or other property for the Account and cancel any unfilled orders for the purchase or sale of Contracts for the Account, or take such other or further actions Morgan Stanley, in its reasonable discretion, deems necessary or appropriate for its protection, all without demand for margin and without notice or advertisement. Any such action may be made at the discretion of Morgan Stanley in any commercially reasonable manner. In the event Morgan Stanley's position would not be jeopardized thereby, Morgan Stanley will make reasonable efforts under the circumstances to notify Customer prior to taking any such action. A prior demand or margin call of any kind from Morgan Stanley or prior notice from Morgan Stanley shall not be considered a waiver of Morgan Stanley's right to take any action without notice or demand. In the event Morgan Stanley exercises any remedies available to it under this Agreement, Customer shall reimburse, compensate and indemnify Morgan Stanley for any and all costs, losses, penalties, fines, taxes and damages that Morgan Stanley may incur, including reasonable attorneys' fees incurred in connection with the exercise of its remedies and the recovery of any such costs, losses, penalties, fines, taxes and damages.

     5.   Standard of Liability and Indemnification.

           (a) Standard of Liability. Morgan Stanley and its affiliates (as defined below) shall not be liable to Customer, its partners, or any of its or their respective successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Customer pursuant to this Agreement which Morgan Stanley determines, in good faith, to be in the best interests of the Customer except that Morgan Stanley shall be liable to the Customer and its partners, and its or their successors and assigns for any loss, liability, damage, cost, and expense (including attorneys' and accountants' fees) to which any of them may become subject arising out of or based upon, an act, omission, conduct, or activity by Morgan Stanley or its affiliates in respect of the Customer which shall be found by a court of competent jurisdiction upon entry of a final judgment (or, if no final judgment shall be entered) by a written opinion
rendered       to       the       Customer       by
independent legal counsel, who shall be other than counsel to the Customer, Morgan Stanley or any affiliate thereof) to have constituted bad faith, misconduct, or negligence and such act, omission, activity, or conduct was not done in good faith and in the reasonable belief that it was in the best interests of the Customer. Without limiting the foregoing, Morgan Stanley shall have no responsibility or liability to Customer hereunder (i) in connection with the performance or non-performance by any contract market, clearing house, clearing firm or other third party (including floor brokers not selected by Morgan Stanley and banks) to Morgan Stanley of its obligations in respect of any
Contract or other property of Customer; (ii) as a result of any prediction, recommendation or advice made or given by a representative of Morgan Stanley whether or not made or given at the request of Customer; (iii) as a result of Morgan Stanley's reliance on any instructions, notices and communications that it believes to be that of an individual authorized to act on behalf of Customer; (iv) as a result of any delay in the performance or non-performance of any of Morgan Stanley's obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond the control of Morgan Stanley including, but not limited to, the unscheduled closure of an exchange or contract market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities or other systems (including, without limitation, GLOBEX, ACCESS, or other electronic trading systems, facilities or services), it being understood that Morgan Stanley shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (v) as a result of any action taken by Morgan Stanley or its floor brokers to comply with Applicable Law; or (vi) for any acts or omissions of those neither employed nor supervised by Morgan Stanley. In no event will Morgan Stanley be liable to Customer for consequential, incidental or special damages hereunder.

           (b) Indemnification by Customer. Customer shall indemnify, defend and hold harmless Morgan Stanley and its affiliates from and against any loss, liability, damage, cost or expense (including attorney's and accountants' fees and expenses incurred in the defense of any demands, claims or lawsuits) actually and reasonably incurred arising from any act, omission, conduct, or activity undertaken by Morgan Stanley on behalf of Customer pursuant to this Agreement, including, without limitation, any demands, claims or lawsuits initiated by a limited partner (or assignee thereof); provided that (i) Morgan Stanley has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in the best interests of Customer, and (ii) a court of competent jurisdiction upon entry of a final judgment shall find (or, if no final judgment is entered, an opinion is rendered to the Customer by independent legal counsel, who shall be other than counsel to the Customer, Morgan Stanley or any affiliate thereof) to the effect that the act, omission, activity, or conduct that was the basis for such loss, liability, damage, cost or expense was not the result of bad faith, misconduct or negligence and was done in the good faith and in the reasonable belief that it was in the best interests of the Customer. Notwithstanding the foregoing, no indemnification of Morgan Stanley or its affiliates by the Customer shall be permitted for losses resulting from liability incurred for violation of federal or state securities laws. Morgan Stanley and its affiliates shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if a successful defense is made; provided, however, that Morgan Stanley or its affiliate, as the case may be, must apprise the court of the position of the SEC (and, as long as any limited partner is a resident of Massachusetts or Tennessee, the positions of the respective securities administrators of such states) and, where violations of the securities laws or rules of any state or other jurisdiction had been alleged, the position (if any) of the securities administrator of each such state or other jurisdiction whose laws or rules have allegedly been violated, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a Limited Partner in the right of Customer to which Morgan Stanley or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Delaware Revised Uniform Limited Partnership Act as amended, and this Section 5. The Customer shall make advances to Morgan Stanley or its affiliates hereunder only if:
(i) the demand, claim lawsuit or legal action relates to the performance of duties or services by such persons to Customer;
(ii) such demand, claim lawsuit or legal action is not initiated by a Limited Partner; and (iii) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

            (c) Indemnification by Morgan Stanley. Morgan Stanley shall indemnify, defend and hold harmless Customer and its partners and its or their successors or assigns from and against any losses, liabilities, damages, costs or expenses (including attorneys' and accountants' fees) to which any of them may become subject arising out of, or based upon, an act, omission, conduct, or activity by Morgan Stanley or its affiliates in respect of the Customer which shall be found by a court of competent jurisdiction upon entry of a final judgment (or, if no final judgment shall be entered, by a written opinion rendered to the Customer by independent legal counsel, who shall be other than counsel to the Customer, Morgan Stanley or any affiliate thereof) to have constituted bad faith, misconduct, or negligence and such act, omission, activity or conduct was not done in good faith and in the reasonable belief that it was in the best interests of the Customer.

           (d) Limitation on Indemnities. The indemnities provided in this Section 5 by Customer to Morgan Stanley and its affiliates shall be inapplicable in the event of any losses, liabilities, damages, costs or expenses arising out of, or based upon, any material breach of any agreement of Morgan Stanley contained in this Agreement to the extent caused by such event.
Likewise, the indemnities provided in this Section 5 by Morgan Stanley to Customer and its successors and assigns shall be inapplicable in the event of any losses, liabilities, damages, costs or expenses arising out of, or based upon, any material breach of any representation, warranty or agreement of Customer contained in this Agreement to the extent caused by such breach.

           (e)   Definition  of "Affiliate."   As  used  in  this
Section 5, the term "affiliate" of Morgan Stanley shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of Morgan Stanley; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by Morgan Stanley; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, Morgan Stanley; or (iv) any officer or director of Morgan Stanley. Notwithstanding the foregoing, "affiliates" for purposes of this Section 5 shall include only those persons acting on behalf of Morgan Stanley and performing services for Customer within the scope of the authority of Morgan Stanley, as set forth in this Agreement.

    6.   General Agreements.   The parties agree that:

         (a) Morgan Stanley's Responsibility. Morgan Stanley is not acting as a fiduciary, foundation manager, commodity pool operator, commodity trading advisor or investment adviser in respect of any Account opened by Customer. Morgan Stanley shall have no responsibility hereunder for compliance with any law or regulation governing the conduct of fiduciaries, foundation managers, commodity pool operators, commodity trading advisors or investment advisers.

                Morgan  Stanley agrees to furnish to the Customer
as soon as practicable all of the information from time to time in its possession which Customer may be required to furnish to its limited partners pursuant to its limited partnership agreement and as otherwise required by Applicable Law. Morgan Stanley shall disclose such information regarding itself and its affiliates (including, without limitation, financial statements) as may be required by the Customer for SEC, CFTC and state blue sky disclosure purposes. Morgan Stanley agrees to notify the applicable trading advisor for the Customer (each
a "Trading Advisor") immediately upon discovery of any error committed by Morgan Stanley or any of its agents with respect to a trade for the Customer's account which Morgan Stanley believes was not executed or cleared in accordance with proper instructions given by the Customer, its Trading Advisors or any other authorized agent of Customer. Errors made by floor brokers appointed or selected by Morgan Stanley shall constitute errors made by Morgan Stanley. However, Morgan Stanley shall not be responsible for errors committed by the Trading Advisors.

                Morgan Stanley agrees to report to DWR its own errors and the errors of any Trading Advisor for the Account which Morgan Stanley becomes aware of, provided that such reporting may be via telephone. Notwithstanding the foregoing, the failure to comply with such reporting obligation does not increase Morgan Stanley's liability for its own errors beyond that otherwise expressly set forth in this Agreement, nor does it make Morgan Stanley in any way responsible for errors committed by the Trading Advisors.

                Morgan   Stanley  acknowledges  that  the   other
partnerships of which Demeter Management Corporation (the general partner of Customer) is the general partner, do not constitute affiliates of the Customer.

          (b) Advice. All advice communicated by Morgan Stanley with respect to any Account opened by Customer hereunder is incidental to the conduct of Morgan Stanley's business as a futures commission merchant and such advice will not serve as the primary basis for any decision made by or on behalf of Customer in respect of the Account, regardless of whether Customer relies on the advice of Morgan Stanley in making any such decision. Customer acknowledges that Morgan Stanley and its managing directors, officers, employees and affiliates may take or hold positions in, or advise other customers concerning, Contracts that are the subject of advice from Morgan Stanley to Customer. The positions and advice of Morgan Stanley and its managing directors, officers, employees and affiliates may be inconsistent with or contrary to positions of, and the advice given by, Morgan Stanley to Customer.

         (c) Recording. Each of Morgan Stanley, the Customer, DWR and their respective officers, agents and employees, in their sole and absolute discretion, may record, on tape or otherwise, any telephone conversation between or among Morgan Stanley, the Customer or DWR with respect to the Account and transactions therein and each of Morgan Stanley, the Customer and DWR hereby agrees and consents thereto.

         (d)  Acceptance of Orders; Position Limits.

              (i)   Morgan Stanley shall have the right to  limit
    the size of open positions (net or gross) of Customer with respect to the Account at any time and to refuse acceptance of orders to establish new positions, whether such refusal or limitation is required by, or based on position limits imposed under, Applicable Law. Morgan Stanley shall immediately notify Customer of its rejection of any order. Unless specified by Customer, Morgan Stanley may designate the exchange or other markets (including, without limitation, GLOBEX or ACCESS) on which it will attempt to execute orders.

              (ii) Customer shall file or cause to be filed all applications or reports required under Applicable Law with the CFTC or the relevant contract market or clearing house, and shall provide Morgan Stanley with a copy of such applications or reports and such other information as Morgan Stanley may reasonably request in connection therewith.

          (e) Original and Variation Margin; Premiums; Other Contract Obligations. Customer shall make, or cause to be made, all applicable original margin, intra-day margin and premium payments, and perform all other obligations attendant to transactions or positions in such Contracts, as may be required by Applicable Law or by Morgan Stanley. Requests for margin deposits and/or premium payments may, at Morgan Stanley's election, be communicated to Customer orally, telephonically or in writing. Customer margin deposits and/or premium payments shall be made by wire transfer to Morgan Stanley's Customer Segregated Account and shall be in U.S. dollars unless Morgan Stanley and the Customer specifically agree otherwise. All Contracts for the Account shall be margined at the applicable
exchange   or   clearing  house  minimum  rates  for  speculative
accounts.

          (f) Security Interest and Rights Respecting Collateral. Except to the extent proscribed by Applicable Law not subject to waiver, all Contracts, cash, securities, and/or any other property of Customer whatsoever (collectively, the "Collateral") at any time held by Morgan Stanley or its affiliates, or carried by others for the Account, hereby are pledged to Morgan Stanley and shall be subject to a general lien and security interest in Morgan Stanley's favor to secure any indebtedness or other amounts, obligations and/or liabilities at any time owing from Customer to Morgan Stanley (collectively, the "Customer's Liabilities"). Customer hereby grants Morgan Stanley the right to borrow, pledge, repledge, hypothecate, rehypothecate, loan or invest any of the Collateral held by Morgan Stanley, including utilizing the Collateral to purchase United States Government Treasury obligations pursuant to repurchase agreements or reverse repurchase agreements with any party, in each case without notice to Customer and without any obligation to pay or to account to Customer for any interest, income or benefit that may be derived therefrom. The rights of Morgan Stanley set forth above shall be qualified by any applicable requirements for segregation of customers' property under Applicable Law. Morgan Stanley commits to Customer that Morgan Stanley will not issue a Notice of Exclusive Control under the Control Agreement between Morgan Stanley and DWR unless Morgan Stanley determines there is a default under this Agreement.

          (g) Reports and Objections. All confirmations, purchase and sale notices, correction notices and account statements (collectively, "Statements") shall be submitted to Customer and shall be conclusive and binding on Customer unless Customer notifies Morgan Stanley of any objection thereto prior to the opening of trading on the contract market on which such transaction occurred on the business day following the day on which Customer receives such Statement; provided that, with respect to monthly Statements, Customer may notify Morgan Stanley of any objection thereto within five business days after receipt of such monthly Statement, provided the objection could not have been raised at the time any prior Statement was received by Customer as provided for above. Any such notice of objection, if given orally to Morgan Stanley, shall immediately (and no later than within one business day) be confirmed in writing by Customer.

          (h) Delivery Procedures; Options Allocation Procedure.

               (i) Customer will provide Morgan Stanley with instructions either to liquidate Contracts previously established by Customer, make or take delivery under any such Contracts, or exercise options entered into by
    Customer, within such time limits as may be specified by Morgan Stanley. Morgan Stanley shall have no responsibility to take any action on behalf of Customer or positions in the Account unless and until Morgan Stanley receives oral or written instructions reasonably acceptable to Morgan Stanley indicating the action Morgan Stanley is to take. Funds sufficient to take delivery pursuant to such Contract or deliverable grade commodities to make delivery pursuant to such Contract must be delivered to Morgan Stanley at such time as Morgan Stanley may require in connection with any delivery.

               (ii) Short option Contracts may be subject to exercise at any time. Exercise notices received by Morgan Stanley from the applicable contract market with respect to option Contracts sold by Customer may be allocated to Customer pursuant to a random allocation procedure, and Customer shall be bound by any such allocation of exercise notices. In the event of any allocation to Customer, unless Morgan Stanley has previously received instructions from Customer, Morgan Stanley's sole responsibility shall be to use its best efforts to notify Customer of such allocation.

               (iii) If Customer fails to comply with any of the foregoing obligations, Morgan Stanley may, in its sole and absolute discretion, liquidate any open positions, make or receive delivery of any commodities or instruments, or exercise or allow the expiration of any options, in such manner and on such terms as Morgan Stanley, in its sole and absolute discretion, deems necessary or appropriate, and Customer shall indemnify and hold Morgan Stanley harmless as a result of any action taken or not taken by Morgan Stanley in connection therewith or pursuant to Customer's instructions.

         (i) Financial and Other Information. Customer shall provide to Morgan Stanley such financial information regarding Customer as Morgan Stanley may from time to time reasonably request. Customer shall notify Morgan Stanley immediately (and no later than within one business day) if the financial condition of Customer changes materially and adversely from that shown in the most recent financial information theretofore provided to Morgan Stanley. An investigation may be conducted pertaining to Customer's credit standing and business.

         (j)   Currency Exchange Risk.   Customer shall bear  all
risk and cost in respect of the conversion of currencies incident to transactions effected on behalf of Customer pursuant hereto.

    7. Termination. This Agreement may be terminated at any time by Customer or Morgan Stanley upon thirty (30) days by written notice to the other. In the event of such notice, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another futures commission merchant. Upon satisfaction by Customer of all of Customer's Liabilities, Morgan Stanley shall transfer to another futures commission merchant all Contracts, if any, then held for the Account, and shall transfer to Customer or to another futures commission merchant, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate. Notwithstanding the foregoing, in the event Morgan Stanley is required by a regulatory authority to transfer the account to another futures commission merchant or in the event that Morgan Stanley abandons the Futures Commission Merchant ("FCM") business, then Morgan Stanley shall have the right to terminate this Agreement by written notice effective the date contained therein, provided that Morgan Stanley cooperates in the transfer of open positions to another FCM and that the termination of the Agreement is not made effective earlier than the completion of the transfer.

    8.   Miscellaneous.

          (a) Severability. If any provision of this Agreement is, or at any time becomes, inconsistent with any present or future law, rule or regulation of any exchange or other market, sovereign government or regulatory body thereof, and if any of these authorities have jurisdiction over the subject matter of this Agreement, the inconsistent provision shall be deemed superseded or modified to conform with such law, rule or regulation but in all other respects, this Agreement shall continue and remain in full force and effect.

          (b) Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their successors. Morgan Stanley shall have the right to transfer or assign this Agreement (and thereby the Account) to any successor entity in its sole and absolute discretion and without obtaining the consent of Customer.

          (c) Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. No provision of this Agreement shall in any respect be waived, altered, modified, or amended unless such waiver, alteration, modification or amendment is signed by the party against whom such waiver, alteration, modification or amendment is to be enforced.

          (d) Currency Denomination. Unless another currency is designated in the confirmations reporting transactions entered into by Customer, all margin deposits in connection with such transactions, and a debit or credit in the Account, shall be stated in United States dollars, and margin requirements, debits or credits expressed in another currency shall be converted into United States dollars at a rate of exchange determined by Morgan Stanley, in its sole and absolute discretion, on the basis of the then prevailing money market rates of exchange for such foreign currency.

          (e) Instructions, Notices or Communications. Except as specifically otherwise provided in this Agreement, all instructions, notices or other communications may be oral or written. All oral instructions, unless custom and usage of trade dictate otherwise, shall be promptly confirmed in writing. All written instructions, notices or other communications shall be addressed as follows:

               (i)  if to Morgan Stanley:

                                              Morgan  Stanley   &
                    Co. Incorporated
                                                One    Pierrepont
                    Plaza, 8th Floor
                                             Brooklyn,  New  York
                    11201
                                                       Attention:
                    Commodity Operations Manager

               (ii) if to Customer, at the address as indicated on the Commodity
                    Account Application.

          (f)   Rights and Remedies Cumulative.   All rights  and
remedies arising under this Agreement as amended and modified from time to time are cumulative and not exclusive of any rights or remedies which may be available at law or otherwise.

          (g) No Waiver. No failure on the part of Morgan Stanley to exercise, and no delay in exercising, any contractual right will operate as a waiver thereof, nor will any single or partial exercise by Morgan Stanley of any right preclude any other or future exercise thereof or the exercise of any other partial right.

          (h) Governing Law. THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CHOICE OF LAW.

          (i) Consent to Jurisdiction. ANY LITIGATION BETWEEN MORGAN STANLEY AND CUSTOMER RELATING TO THIS AGREEMENT OR TRANSACTIONS HEREUNDER SHALL TAKE PLACE IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. CUSTOMER CONSENTS TO THE SERVICE OF PROCESS BY THE MAILING TO CUSTOMER OF COPIES OF SUCH COURT FILING BY CERTIFIED MAIL TO THE ADDRESS OF CUSTOMER AS IT APPEARS ON THE BOOKS AND RECORDS OF MORGAN STANLEY, SUCH SERVICE TO BE EFFECTIVE TEN DAYS AFTER MAILING. CUSTOMER HEREBY WAIVES IRREVOCABLY ANY IMMUNITY TO
WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY ARBITRATION, ACTION AT LAW, SUIT IN EQUITY OR ANY OTHER PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH.

          (j)  Waiver of Jury Trial.   Customer hereby  waives  a
trial by jury in any action arising out of or relating to this Agreement or any transaction in connection therewith.



(the rest of this page intentionally left blank)

          (k) Customer Acknowledgements.
              (i)   CUSTOMER  HEREBY  ACKNOWLEDGES  THAT  IT  HAS
     RECEIVED  AND UNDERSTANDS THE FOLLOWING DISCLOSURE STATEMENT
     PRESCRIBED BY THE CFTC AND FURNISHED HEREWITH (please initial):

Risk Disclosure Statement for                             Futures
                          Options

(Appendix A to CFTC Rule 1.55(c)
                          transcribed  in full on  pages  1-3  of
                          Booklet    2    --   Risk    Disclosure
                          Statements)
               (ii) If Customer has indicated on the Commodity Futures Account Application that orders placed for the Account represent bona fide hedging transactions, please complete the following. You should note that CFTC Regulation 190.06 permits you to specify whether, in the unlikely event of Morgan Stanley's bankruptcy, you prefer the bankruptcy trustee to liquidate all positions in the Account. Accordingly, Customer hereby elects as follows: (please initial):
                    Liquidate                    Not Liquidate

     If neither alternative is initialed, Customer will be deemed to have elected to have all positions liquidated. This election may be changed at any time by written notice.

    IN WITNESS WHEREOF, Customer has executed this Agreement on the date indicated below.

Dean Witter Diversified Futures Fund II L.P.
("Customer")
    By:  Demeter Management Corporation, General Partner


    (Signature)                              (Date)

    Robert E. Murray, President and Chairman
    (Name & Title - Please Print)

Morgan Stanley & Co. Incorporated


    (Signature)                              (Date)

    W. Thomas Clark, Managing Director
    (Name & Title - Please Print)

Acknowledged and Agreed (as to Section 3(a) and (b))
Dean Witter Reynolds Inc.


    (Signature)                              (Date)

    Robert E. Murray, Senior Vice President
    (Name & Title - Please Print)